UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment and Restatement of the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan

On June 16, 2016, at the Annual Meeting of Stockholders (the “Meeting”), the stockholders of Santander Consumer USA Holdings Inc. (the “Company”) approved an amendment and restatement to the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan (as so amended and restated, the “Amended Plan”) as described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”). The Amended Plan had previously been approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board”).

The Amended Plan will be administered by the Board or such other committee of the Board as the Board may from time to time designate. The Amended Plan authorizes the following types of awards to be made to current and prospective directors, employees (including executive officers) and/or consultants to the Company and any of its subsidiaries and affiliates: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) stock bonus awards, (6) cash awards, and (7) performance awards, including awards intended to be qualified performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended.

A summary of the Amended Plan is set forth in our Proxy Statement. That summary and the foregoing description of the Amended Plan are qualified in their entirety by reference to the text of the Amended Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Meeting was held on June 16, 2016 in Dallas, Texas. As of the close of business on April 26, 2016, the record date for the Meeting, there were 358,169,999 shares of the Company’s common stock outstanding, with each share entitled to one vote on each matter presented for vote at the Meeting. The holders of 313,296,885 shares of the Company’s common stock were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders voted on the matters set forth below.

Proposal 1 – Company Proposal – Election of Directors. The Company’s stockholders elected all 13 persons nominated for election as directors as set forth in the Proxy Statement to serve on the Board until the Annual Meeting of Stockholders in 2017. The following table sets forth the vote of the stockholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Jose Doncel Razola	273,554,482	0	21,268,170	18,474,233
Stephen A. Ferriss	277,990,118	0	16,832,534	18,474,233
Brian M. Gunn	273,510,980	0	21,311,672	18,474,233
Victor Hill	273,532,665	0	21,289,987	18,474,233
Mark Hurley	291,857,468	0	2,965,184	18,474,233
Jason A. Kulas	275,084,516	0	19,738,136	18,474,233
Javier Maldonado	271,441,076	0	23,381,576	18,474,233
Blythe Masters	291,455,275	0	3,367,377	18,474,233
Robert J. McCarthy	277,975,985	0	16,846,667	18,474,233
Gerald P. Plush	273,227,761	0	21,594,891	18,474,233
William Rainer	278,035,624	0	16,787,028	18,474,233
Wolfgang Schoellkopf	277,793,225	0	17,029,427	18,474,233
Heidi Ueberroth	291,398,565	0	3,424,087	18,474,233

2

Proposal 2 – Company Proposal – Ratification of Independent Accountants. The Company’s stockholders voted upon and approved the ratification of the appointment of PricewaterhouseCoopers to serve as the Company’s independent registered accountants for the fiscal year ending December 31, 2016. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
313,061,145	235,004	736	0

Proposal 3 – Company Proposal – Amendment and Restatement of the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan. The Company’s stockholders voted upon and approved the Amended Plan. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
292,870,445	1,809,412	142,795	18,474,233

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Santander Consumer USA Holdings Inc. Omnibus Incentive Plan, as amended and restated effective as of June 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.
Dated: June 17, 2016
	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Senior Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Santander Consumer USA Holdings Inc. Omnibus Incentive Plan, as amended and restated effective as of June 16, 2016.